As filed with the Securities and Exchange Commission on September 15, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alleghany Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0283071 (I.R.S. Employer Identification Number)

7 Times Square Tower
New York, NY 10036
Telephone: (212) 752-1356
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher K. Dalrymple
Vice President, General Counsel and Assistant Secretary
7 Times Square Tower
New York, NY 10036
Telephone: (212) 752-1356
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Aileen C. Meehan
Day Pitney LLP
7 Times Square
New York, NY 10036
Telephone: (212) 297-5800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of	Amount to be	Maximum Offering	Aggregate Offering	Amount of
Securities to be Registered	Registered	Price Per Unit	Price	Registration Fee
Debt Securities(1)

(1)	An indeterminate amount of debt securities of Alleghany Corporation to be offered at indeterminate prices is being registered pursuant to this registration statement. Alleghany Corporation is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

ALLEGHANY CORPORATION

Debt Securities

We may from time to time offer to sell the debt securities described in this prospectus. The debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.

Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities including the offering price in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our debt securities.

We may offer and sell the debt securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of debt securities will be described in a prospectus supplement. The names of any underwriters, dealers or agents will be disclosed in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in these debt securities involves risks. You should carefully consider the information under “Risk Factors” on page 1 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we offer debt securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “Where You Can Find More Information,” prior to investing in our debt securities.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale of the debt securities is not permitted.

References in this prospectus to “Alleghany,” “the Company,” “we,” “us” and “our” refer to Alleghany Corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

RISK FACTORS

Investing in our debt securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider such risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of debt securities or in periodic or current reports that we file with the SEC after the date of this prospectus and incorporate by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	Current Reports on Form 8-K filed April 26, 2010 (but only with respect to the information filed under Items 5.02 and 5.07 and Exhibits 10.1, 10.2 and 10.3 filed under Item 9.01) and September 14, 2010; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Alleghany Corporation
7 Times Square Tower
New York, NY 10036
Attention: Christopher K. Dalrymple
(212) 752-1356

ALLEGHANY CORPORATION

We are engaged, through Alleghany Insurance Holdings LLC and its subsidiaries RSUI Group, Inc., Capitol Transamerica Corporation, Platte River Insurance Company and Pacific Compensation Corporation, in the property and casualty and surety insurance business. We also own and manage properties in the Sacramento, California region through our subsidiary Alleghany Properties LLC and seek out strategic investments and conduct other activities at the parent level. Strategic investments currently include an approximately 33 percent stake in Homesite Group Incorporated, a national, full-service, mono-line provider of homeowners insurance, and an approximately 38 percent stake in ORX Exploration Inc., a regional gas and oil exploration and production company. Our primary sources of revenues and earnings are our insurance operations and investments. Our principal executive offices are located in leased office space at 7 Times Square Tower, New York, New York 10036 and our telephone number is (212) 752-1356.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate herein by reference contain disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to:

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	changes in market prices of our equity investments and changes in value of our debt portfolio;

•	adverse loss development for events insured by our insurance operating units in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by our insurance operating units.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; and

changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus prior to investing in our debt securities.

USE OF PROCEEDS

Unless another use is specified in a prospectus supplement accompanying this prospectus or in documents that we incorporate by reference herein, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes, including, but not limited to, acquisitions, additions to working capital, capital expenditures, investments, contributions of capital to our subsidiaries, repayment of debt, and repurchases and redemptions of our securities. Pending any specific application, net proceeds may initially be temporarily invested in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended		Fiscal Year Ended
	June 30,		December 31,		December 31,		December 31,		December 31,		December 31,
	2010		2009		2008		2007		2006		2005

Ratio of Earnings to Fixed Charges	62.4	x	68.0	x	21.3	x	69.9	x	29.2	x	8.5	x

For purposes of calculating these ratios, “earnings” consists of (x) net income, (y) fixed charges and (z) amortization of any capitalized interest, and “fixed charges” consists of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of the interest within rental expense.

RECENT DEVELOPMENTS

On September 9, 2010, we entered into a three-year credit agreement (the “Credit Agreement”), providing commitments for a two tranche revolving credit facility in an aggregate principal amount of up to $100 million, consisting of (x) a secured credit facility (Tranche A), subject to a borrowing base, as set forth therein, in an aggregate principal amount of up to $50 million and (y) an unsecured credit facility (Tranche B) in an aggregate principal amount of up to $50 million. The commitments are scheduled to terminate on September 9, 2013, unless earlier terminated. Borrowings under the Credit Agreement will be available for working capital and general corporate purposes. Under the Credit Agreement, U.S. Bank National Association serves as administrative agent for the lenders. Please see our Current Report on Form 8-K filed on September 14, 2010 for a complete description of the Credit Agreement.

DESCRIPTION OF DEBT SECURITIES

General

You can find the definitions of the terms used in the following summary under the subheading “— Certain Definitions.” In this section entitled “Description of Debt Securities” when we refer to “Alleghany,” “the Company,” “we,” “our” or “us” we are referring to Alleghany Corporation, as issuer of the debt securities, and we do not include any of Alleghany’s subsidiaries.

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued in one or more series under an indenture, to be entered into between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended. When we offer to sell the debt securities, we will describe the specific terms of the debt securities being offered in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

The indenture will not limit the amount of debt securities we may issue and provides that debt securities may be issued under it from time to time in one or more series. We may issue debt securities of one or more series up to an aggregate principal amount as we may authorize from time to time. With respect to each particular series that we offer by this prospectus, the prospectus supplement will describe the terms of each series of debt securities being offered, including:

•	the designation and aggregate principal amount, if any;

•	the maturity date;

•	the interest rate, if any, at which such debt securities shall bear interest and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal and interest;

•	the denominations, if other than denominations of $1,000 or multiples of $1,000, such debt securities will be issued in;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any listing on a securities exchange;

•	any additional events of default or covenants;

•	whether and under what circumstances we will pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge;

•	any other terms and conditions and any other deletions from, modifications or additions to the indenture in respect of such debt securities.

The debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.

Status

The debt securities of each series will constitute direct, unsecured, unconditional and unsubordinated obligations of Alleghany and will at all times rank equally among themselves and (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of Alleghany. Neither the indenture nor the debt securities of any series will limit other indebtedness or debt securities that may be incurred or issued by Alleghany. Alleghany conducts its business primarily through subsidiaries. Because the creditors of Alleghany’s subsidiaries, and policyholders of Alleghany’s insurance subsidiaries, generally would have a right to receive payment which is superior to Alleghany’s right to receive payment from the assets of its subsidiaries, the holders of the debt securities of any series will effectively be subordinated to the creditors of Alleghany’s subsidiaries and to the policyholders of Alleghany’s insurance subsidiaries. If Alleghany were to liquidate or reorganize, the right of the holders of the debt securities of any series to participate in any distribution of the assets of Alleghany’s subsidiaries would be subject to the claims of the subsidiaries’ creditors, including the claims of policyholders of the insurance subsidiaries, and might also be subject to approval by certain insurance regulatory authorities having jurisdiction over the insurance subsidiaries.

Events of Default

An event of default with respect to debt securities of a series issued (an “Event of Default”) is:

(a) a default in the payment of principal or premium, if any, on any outstanding debt securities of that series;

(b) a default for 30 days in the payment of any interest with respect to outstanding debt securities of that series;

(c) a default for 30 days in the deposit of any mandatory sinking fund payment;

(d) a default in the performance or breach of any other covenant or warranty of Alleghany in the debt securities or the indenture with respect to any outstanding debt securities of that series for 90 days after written notice to Alleghany as provided in the indenture; or

(e) certain events involving bankruptcy, insolvency or reorganization of Alleghany.

If an Event of Default (other than an Event of Default described in subsection (e) above) with respect to any series of outstanding debt securities shall have occurred and be continuing, the trustee shall, at the written request of the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by notice in writing to Alleghany, declare the principal of all the debt securities of that series to be due and payable immediately, and upon any such declaration such principal and any accrued interest will become immediately due and payable. If an Event of Default specified in subsection (e) occurs and is continuing, the principal and any accrued interest on all of the debt securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

At any time after such declaration of acceleration with respect to debt securities of any series has been made but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if sufficient funds have been paid or deposited with the trustee and all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless such holder of debt securities of such series shall have previously given to the trustee written notice of a continuing Event of Default and also unless the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series shall have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal or interest on such note on or after the respective due dates expressed in such note.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture. The Bank of New York Mellon has performed and will perform other services for Alleghany and for certain of Alleghany’s subsidiaries in the normal course of its business.

PLAN OF DISTRIBUTION

We may sell the debt securities from time to time in one or more of the following ways: through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

The prospectus supplement with respect to the offered debt securities will set forth the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered debt securities and the proceeds to us from their sale;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those debt securities may be listed.

Only underwriters or agents named in the accompanying prospectus supplement are deemed to be underwriters or agents in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus supplement, the underwriters will be obligated to purchase all the debt securities of the series offered by such accompanying prospectus supplement relating to that series if any of such debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell debt securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered debt securities will be named in the accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities that may be sold pursuant to these arrangements.

Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

•	the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the U.S. to which that institution is subject; and

•	if the particular debt securities are being sold to underwriters, we will have sold to those underwriters the total principal amount or number of those debt securities less the principal amount or number thereof, as the case may be, covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance by us or institutional investors thereunder.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Day Pitney LLP, New York, New York 10036, will provide an opinion regarding the authorization and validity of the debt securities and other legal matters. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Alleghany Corporation as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the registrant’s best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of debt securities registered hereby:

SEC registration fee		$(1)
Legal fees and expenses	350,000	(2)
Printing fees and expenses	85,000	(2)
Trustee fees and expenses	20,000	(2)
Blue Sky fees and expenses	2,000	(2)
Accounting fees and expenses	100,000	(2)
Rating agency fees		(3)
Miscellaneous expenses	18,000	(2)

Total	$575,000

(1)	Alleghany Corporation is registering an indeterminate amount of debt securities under this registration statement. In accordance with Rules 456(b) and 457(r), Alleghany Corporation is deferring payment of any registration fee until the time the debt securities are sold under this registration statement pursuant to a prospectus supplement.

(2)	Estimated.

(3)	Rating agency fees are calculated in part based on the amount of debt securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Limitations on director liability and indemnification of directors and officers.

The General Corporation of Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties. Our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability (i) for breach of the duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for transactions from which a director derived an improper personal benefit.

Our Restated Certificate of Incorporation also requires us to indemnify persons serving as directors and officers and certain other persons serving, at our request, as directors, officers, employees or agents of another corporation, or of a partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and certain other costs) reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding of which such person is a party by reason of his or her service to, or service at the request of, our corporation, subject to certain limited exceptions set forth in our Restated Certificate of Incorporation. In addition, under Section 145 of the General Corporation Law of the State of Delaware, we are required to indemnify present and former directors and officers against expenses (including attorneys’ fees), actually and reasonably incurred, to the extent such persons have been successful on the merits or otherwise in the defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein. The foregoing statements are subject to the detailed provisions of our Restated Certificate of Incorporation and Section 145 of the General Corporation Law of the State of Delaware.

The directors of Alleghany Corporation are insured under the directors and officers liability insurance policies purchased by Alleghany Corporation.

Item 16.	Exhibits.

Exhibit
Number		Description of Exhibit

*1	.1	Form of Underwriting Agreement relating to the debt securities.
3.1		Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 3.1 to Alleghany’s Registration Statement on Form S-3 (No. 333-134996) filed on June 14, 2006, is incorporated herein by reference.
3.2		By-laws of Alleghany, as amended December 18, 2007, filed as Exhibit 3.2 to Alleghany’s Current Report on Form 8-K filed on December 20, 2007, is incorporated herein by reference.
4.1		Form of Senior Debt Securities Indenture, by and among Alleghany and The Bank of New York Mellon (as Trustee).
4.2		Form of Senior Debt Securities (included in Exhibit 4.1).
5.1		Opinion of Day Pitney LLP.
12.1		Statement regarding Calculation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Day Pitney LLP (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
24.1		Powers of Attorney.
25		Statement of Eligibility on Form T-1 of The Bank of New York Mellon, Trustee.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of debt securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Alleghany Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of September, 2010.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
Weston M. Hicks
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Rex D. Adams* Rex D. Adams	Director	September 14, 2010

/s/ Jerry G. Borrelli* Jerry G. Borrelli	Vice President (principal accounting officer)	September 14, 2010

/s/ Karen Brenner* Karen Brenner	Director	September 14, 2010

/s/ John J. Burns, Jr.* John J. Burns, Jr.	Vice Chairman of the Board of Directors	September 14, 2010

/s/ Dan R. Carmichael* Dan R. Carmichael	Director	September 14, 2010

/s/ Roger B. Gorham* Roger B. Gorham	Senior Vice President (principal financial officer)	September 14, 2010

/s/ Weston M. Hicks Weston M. Hicks	President and Director (principal executive officer)	September 14, 2010

/s/ Thomas S. Johnson* Thomas S. Johnson	Director	September 14, 2010

/s/ Jefferson W. Kirby* Jefferson W. Kirby	Chairman of the Board of Directors	September 14, 2010

/s/ William K. Lavin* William K. Lavin	Director	September 14, 2010

Signatures		Title	Date

/s/ Phillip M. Martineau* Phillip M. Martineau		Director	September 14, 2010

/s/ James F. Will* James F. Will		Director	September 14, 2010

/s/ Raymond L.M. Wong* Raymond L.M. Wong		Director	September 14, 2010

*By:	/s/ Weston M. Hicks Weston M. Hicks Attorney-in-fact